Exhibit 99.1

B&G Foods Announces Preliminary Fiscal 2006 Financial Information

— Sets Date to Announce its Fourth Quarter and Fiscal 2006 Financial Results —

Parsippany, N.J.—February 5, 2007—B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high-quality, shelf-stable foods, today announced preliminary financial information for the fifty-two weeks ended December 30, 2006.  The financial information set forth below are preliminary estimates based upon currently available information and are subject to the completion of the audit of B&G Foods’ fiscal 2006 financial statements by the Company’s independent registered public accountants.

Preliminary Fiscal 2006 Financial Information

Net sales for the fifty-two weeks ended December 30, 2006 increased 8.4% to $411.3 million from $379.3 million in the comparable period of fiscal 2005.  The Ortega food service dispensing pouch and dipping cup acquisition and the Grandma’s molasses acquisition combined, accounted for $20.2 million of the net sales increase, and a temporary co-packing arrangement accounted for $3.0 million of the net sales increase.

EBITDA for the fifty-two week period ended December 30, 2006 is expected to be in a range of $68.5 to $69.5 million.  EBITDA for the fifty-two week period ended December 31, 2005 was $62.0 million. During the fifty-two week period ended December 31, 2005, B&G Foods recorded in cost of goods sold a restructuring charge of $3.8 million related to the closing of its New Iberia manufacturing facility.  Adjusted EBITDA for the fifty-two week period ended December 31, 2005, which excludes the restructuring charge, was $65.8 million.

Capital expenditures for the fifty-two weeks ended December 30, 2006 were $7.3 million as compared to $6.7 million for the fifty-two weeks ended December 31, 2005.

B&G Food’s long-term debt as of December 30, 2006 was $430.8 million.  B&G Foods ended fiscal 2006 with $29.6 million in cash and cash equivalents.

Meeting with Prospective Lenders

On February 5, 2007, B&G Foods will be making a slide presentation to prospective lenders for the purpose of obtaining financing in connection with B&G Foods’ previously announced agreement to acquire the Cream of Wheat and Cream of Rice brands and certain related assets from Kraft Foods Global, Inc.  Certain information disclosed in the slide presentation has not previously been publicly reported.  The information contained in the slide presentation, will be attached as Exhibit 99.2 to a Current Report on Form 8-K to be furnished today by B&G Foods to the Securities and Exchange Commission.  A copy of the Current Report on Form 8-K and attached slide presentation may be viewed at B&G Foods’ website at www.bgfoods.com under “Investor Relations—SEC Filings.”

Fourth Quarter and Fiscal 2006 Financial Results and Conference Call

B&G Foods also announced today that it intends to issue a press release with fourth quarter and fiscal 2006 financial results via Business Wire after the market close on Thursday, March 8, 2007.  B&G Foods has scheduled a conference call to discuss its fourth quarter and fiscal 2006 financial results on Thursday, March 8, 2007 at 4:30 pm ET.  Hosting the call will be David L. Wenner, Chief Executive Officer and Robert C. Cantwell, Chief Financial Officer.

The call will be webcast live over the Internet from B&G Foods’ website at www.bgfoods.com under “Investor Relations—Company Overview.”  Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (800) 819-9193 or for international callers by dialing (913) 981- 4911.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

A replay of the call will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8244662. The replay will be available from March 8, 2007 through March 15, 2007.

Annual Report on Form 10-K for Fiscal 2006

B&G Foods intends to file its Annual Report on Form 10-K for fiscal 2006 on or about March 8, 2007.

About Non-GAAP Financial Measures

Certain disclosures in this press release include “non-GAAP (Generally Accepted Accounting Principles) financial measures.”  A non-GAAP financial measure is defined as a numerical measure of B&G Foods’ financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, changes in stockholders’ equity and comprehensive income and cash flows.  B&G Foods presents EBITDA (net income before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA (EBITDA as adjusted for restructuring charges incurred in fiscal 2005) because B&G Foods believes they are useful indicators of its historical debt capacity and ability to service debt.  B&G Foods also presents this discussion of EBITDA and adjusted EBITDA because covenants in the indenture governing its senior notes, its credit facility and the indenture governing its senior subordinated notes contain ratios based on these measures.

A reconciliation of EBITDA and adjusted EBITDA with the most directly comparable GAAP measure for the fifty-two weeks ended December 31, 2005 along with the components of EBITDA and adjusted EBITDA is included in B&G Foods’ Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on March 7, 2006.  A copy of the 2005 Annual Report may be viewed at B&G Foods’ website at www.bgfoods.com under “Investor Relations—SEC Filings.”  A reconciliation of EBITDA with the most directly comparable GAAP measure for the fifty-two weeks ended December 30, 2006 along with the components of EBITDA will be included with B&G Foods’ fourth quarter and fiscal 2006 financial results press release expected to be issued on March 8, 2007.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico.  B&G Foods’ products include jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, molasses, salad dressings, Mexican-style sauces, taco shells and kits, salsas, pickles and peppers and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution.  Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact, including but not limited to the statements contained herein with respect to management’s current estimates of the B&G Foods’ financial and operating results for fiscal 2006, constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:

Investor Relations:	Media Relations:
ICR, Inc.	ICR, Inc.
Don Duffy	John Flanagan
866-211-8151	203-682-8222